EXHIBIT (e)(3)


                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                       DISTRIBUTION AND SERVICE AGREEMENT
                                       for
                       Class C Shares (Level-Load Classes)

         THIS AGREEMENT is made as of this 9th day of December 1998, between FIRST AMERICAN INVESTMENT FUNDS, INC., a Maryland corporation (the "Fund"), and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

         WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

         WHEREAS, the Fund desires to appoint the Distributor to act as distributor and shareholder servicing agent for the Class C shares of the Fund's portfolios, as now in existence or hereinafter created from time to time (collectively, the "Shares"), in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

        ARTICLE 1. Distribution Activities.

                 A. Sale of Shares. The Fund grants to the Distributor the exclusive right to sell Shares of each portfolio of the Fund (each a "Portfolio"), at net asset value in accordance with the current prospectus for the Shares, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

                 B. Solicitation of Sales. In consideration of these rights granted to the Distributor and the compensation payable pursuant to Article 3 hereof, the distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any


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jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares.

                 C. Authorized Representations. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Fund with respect to the Shares filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material, as it may deem appropriate, provided that such literature and materials have been approved by the Fund prior to their use.

                 D. Registration of Shares. The Fund agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

            ARTICLE 2. Shareholder Servicing Activities.

                 A. Appointment. The Fund hereby appoints the Distributor as servicing agent for the Shares of each Portfolio, as agent and on behalf of the Fund in accordance with and during the term of this Agreement, and the Distributor hereby accepts such appointment.

                 B. Shareholder Servicing Activities. As servicing agent for the Shares of each Portfolio, and in consideration of the compensation payable pursuant to Article 4 hereof, the Distributor shall provide personal, continuing services to investors in the Shares of each Portfolio, including but not limited to providing ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the Portfolios, responding to inquiries of the holders of Shares regarding their ownership of Shares or their accounts with the Fund, and providing administrative or accounting services with respect to the Shares of the Portfolios not otherwise provided by other agents of the Fund. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. ("NASD") adopts a definition of "service fee" for purposes of
Section 2830 of the Conduct Rules of the NASD that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

            ARTICLE 3. compensation for distribution activities. (a) As compensation for providing distribution services pursuant to Article 1 hereof, the distributor shall receive:


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                       (1) from the Class C Shares of each Portfolio, pursuant
to the Fund's Plan of Distribution with respect to Class C Shares adopted by each such class in accordance with Rule 12b-1 under the 1940 Act (the "Distribution Plan"), a fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .75 % of the value of the average daily net assets of such class.

                       (2) from each Portfolio, all contingent deferred sales charges applied on redemptions of Class C Shares of such Portfolio; provided that whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement registering the Shares then in effect with the SEC.

                 (b) Amounts payable to the Distributor under the Distribution Plan may exceed or be less than the Distributor's actual costs incurred in connection with the distribution of the Shares of each such class, as described in Article 5 below. In the event such Distribution Expenses (as defined in Article 5) exceed amounts payable to the Distributor under the Distribution Plan, the Distributor shall not be entitled to reimbursement by the Fund.

                 (c) The Distributor may reallow any or all of the distribution fees and contingent deferred sales charges which it is paid under this Agreement to such dealers as the Distributor may from time to time determine.

                 (d) The Distributor may transfer its right to the payments described in this Article 3 to third persons who provide funding to the Distributor, provided that any such transfer shall not be deemed a transfer of the Distributor's obligations under this Agreement. Upon receipt of direction from the Distributor to pay such fees to a transferee, the Fund shall make payment in accordance with such direction.

            ARTICLE 4. Compensation for Shareholder Service Activities.

                 (a) As compensation for providing shareholder services pursuant to Article 2 hereof, the Distribution shall receive from the Class C Shares of each Portfolio, pursuant to the Fund's Service Plan with respect to Class C Shares adopted by each such class in accordance with the Fund's Rule 18f-3 Plan for multiple classes adopted by the Fund's Board of Directors (the "Service Plan"), a fee in connection with shareholder services provided in respect of such class, calculated and payable monthly, at the annual rate of 25 % of the value of the average daily net assets of such class.

                 (b) Amounts payable to the Distributor under the Service Plan may exceed or be less than the Distributor's actual costs incurred in connection with the provision of shareholder services for the shares, as described in article 5 below. In the event such Shareholder Servicing Expenses (as defined in Article 5) exceed amounts payable to the Distributor under the Service Plan, the Distributor shall not be entitled to reimbursement by the Fund.


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                 (c) The Distributor may allow all or any part of, or pay
compensation from, the amounts payable to the Distributor under the Service Plan to such persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares of the Portfolios or provide other administrative or accounting services for the Shares, as the Distributor may from time to time determine.

            ARTICLE 5. Expenses.

                 (a) During the period of this Agreement, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by the Distributor. The Distributor shall pay all of its own costs incurred in connection with the distribution of the Shares of each Portfolio pursuant to Article 1 hereof ("Distribution Expenses"). The Distributor shall also pay all of its own costs incurred in connection with providing the personal, ongoing services to shareholders of the Shares of each Portfolio pursuant to Article 2 hereof ("Shareholder Servicing Expenses"). Distribution Expenses include, but are not limited to, the following expenses incurred by the
Distributor: initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Distributor and to other broker-dealers and participating financial institutions which the Distributor has agreed to pay; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Distributor's overhead; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses. Shareholder Servicing Expenses include all expenses of the Distributor incurred in connection with providing administrative or accounting services to shareholders of the Shares of each Portfolio, including, but not limited to, an allocation of the Distributor's overhead and payments made to persons, including employees of the Distributor, who respond to inquiries of shareholders regarding their ownership of Shares, or who provide other administrative or accounting services for the Shares class not otherwise required to be provided by the applicable Portfolio's investment adviser, transfer agent or other agent.

                 (b) In each year during which this Agreement remains in effect, the Distributor will prepare and furnish to the Board of Directors of the Fund, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth (i) the amounts expended under this Agreement as Distribution Expenses for the Shares of each Portfolio and the purposes for which those expenditures were made, and (ii) the amounts expended under this Agreement as Shareholder Servicing Expenses for the Shares of each Portfolio and the purposes for which those expenditures were made, and (ii) the amounts expended under this Agreement as Shareholder Servicing Expenses for the Shares of each Portfolio and the purposes for which those expenditures were made.

            ARTICLE 6. indemnification of distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or


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defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

            In no case (i) is the indemnity of the Fund to be deemed to protect the Distributor against any liability to the Fund or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

            The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

            The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

            ARTICLE 7. indemnification of fund. The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and


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reasonable counsel fees incurred in connection therewith) based upon the 1933
Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

            In no case (i) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

            The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

            The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's Shares.

            ARTICLE 8. effective date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Shares of each Portfolio, and (ii) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or the Fund's Distribution


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Plan or Service Plan or interested persons of any such party ("Qualified
Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Shares class of any Portfolio upon not less than sixty days prior written notice to the other party.

            ARTICLE 9. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, at c/o Jim Foggo, Vice President, SEI Investment Distribution Co., One Freedom Valley Drive, Oaks, PA 19456; and to its Secretary at the following address: Michael J. Radmer, Esq., Dorsey & Whitney, 220 South Sixth Street, Minneapolis, MN 55402-1498; and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

            ARTICLE 10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

            ARTICLE 11. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS, the Fund and Distributor have each duly executed this Agreement, as of the day and year above written.

                                        FIRST AMERICAN INVESTMENT FUNDS, INC.

                                        By: /s/ James R. Foggo
                                            ------------------------------

                                        Attest: /s/ Donna Rafa

                                                --------------------------

                                        SEI INVESTMENTS DISTRIBUTION CO.

                                        By: /s/ Joseph M. O'Donnell
                                            ------------------------------

                                        Attest: /s/ Anne Yost
                                                --------------------------